Exhibit 99.1

NEWS	FOR IMMEDIATE RELEASE

FIRST AMERICAN FINANCIAL CORPORATION

CLOSES SENIOR NOTES OFFERING

SANTA ANA, Calif., Jan. 29, 2013 – First American Financial Corporation (NYSE: FAF), a leading global provider of title insurance and settlement services for residential and commercial real estate transactions, today announced that it has closed its previously announced public offering of $250.0 million principal amount of 4.30 percent senior notes due 2023.

The notes are general senior unsecured obligations of the company and rank equally in right of payment with the company’s existing and future senior unsecured indebtedness.

The notes were priced at 99.638 percent to yield 4.345 percent. Interest will be paid semi-annually on Feb. 1 and Aug. 1, beginning Aug. 1, 2013. The company intends to use the net proceeds from the sale of the notes to repay all borrowings outstanding under its revolving credit facility and for general corporate purposes.

J.P. Morgan Securities LLC, Wells Fargo Securities, LLC, and U.S. Bancorp Investments, Inc., acted as the joint book-running managers for the offering. Copies of the prospectus supplement and accompanying base prospectus for the offering may be obtained by contacting J.P. Morgan Securities LLC, 383 Madison Avenue, New York, NY, 10179, Attention: High Grade Syndicate Desk, 3rd Floor; telephone: (212) 834-4533; or by contacting Wells Fargo Securities, LLC, 1525 West W.T. Harris Blvd., NC 0675, Charlotte, NC 28262, Attention: Capital Markets Client Support; telephone: (800) 326-5897. An electronic copy of the prospectus supplement and accompanying base prospectus for the offering may also be obtained at www.sec.gov.

This press release does not constitute an offer to sell or a solicitation of an offer to buy securities, nor shall there be any sale of any of the securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The securities being offered have not been approved or disapproved by any regulatory authority, nor has any such authority passed upon the accuracy or adequacy of the prospectus supplement or the shelf registration statement or prospectus.

First American Financial Corporation Closes Senior Notes Offering

About First American

First American Financial Corporation (NYSE: FAF) is a leading provider of title insurance and settlement services to the real estate and mortgage industries, that traces its heritage back to 1889. First American and its affiliated companies also provide title plant management services; title and other real property records and images; valuation products and services; home warranty products; property and casualty insurance; and banking, trust and investment advisory services.

Forward-Looking Statements

Certain statements made in this press release, including the net proceeds generated by the offering and the use of such proceeds, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Risks and uncertainties exist that may cause results to differ materially from those set forth in these forward-looking statements. Factors that could cause the anticipated results to differ from those described in the forward-looking statements include: interest rate fluctuations; changes in the performance of the real estate markets; volatility in the capital markets; unfavorable economic conditions; and other factors described in the company’s quarterly report on Form 10-Q for the quarter ended September 30, 2012, as filed with the Securities and Exchange Commission. The forward-looking statements speak only as of the date they are made. The company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

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Media Contact:	Investor Contact:
Carrie Loranger	Craig Barberio
Corporate Communications	Investor Relations
First American Financial Corporation	First American Financial Corporation
(714) 250-3298	(714) 250-5214